TEXAS ASSOCIATION OF REALTORS
                    COMMERCIAL CONTRACT - IMPROVED PROPERTY
  USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF
                         REALTORS IS NOT AUTHORIZED.
                   Texas Association of REALTORSr, Inc. 2005


 1. PARTIES: Seller agrees to sell and convey to Buyer the Property described in Paragraph 2. Buyer agrees to buy the Property from Seller for the sales price stated in Paragraph 3. The parties to this contract are:

     Seller: AEI Income & Growth Fund 23 LLC
     Address: 1300 Wells Fargo Place, Saint Paul, Mn 55101-4914
     Phone:  (651)225-7724         Fax:  (651)227-7705
     E-mail: sschottler@aeifunds.com

     Buyer: Prosperity Bank and/or Assigns
     Address: 1301 North Mechanic Street, El Campo, TX 77437-2633
     Phone: (713) 693-9300   Fax:  (979) 543- 6664
     E-mail: eddie.casseb@prosperitybanktx.corn

2. PROPERTY:
   A. "Property" means that real property situated in Bexar County, Texas at 14402 San Pedro Ave. San Antonio, TX 78232 (address) and that is legally
    described on the attached Exhibit   A-3 or as follows:








   B.   Seller will sell and convey the Property together with:
     (1) all buildings, improvements, and fixtures;
     (2) all rights, privileges, and appurtenances pertaining to the Property, including Seller's right, title, and interest in any minerals, utilities, adjacent streets, alleys, strips, gores, and rights-of-way;
     (3) Seller's interest in all leases, rents, and security deposits for all or part of the Property;
     (4) Seller's interest in all licenses and permits related to the Property;
     (5) Seller's interest in all third party warranties or guaranties, if transferable, relating to the Property or any fixtures;
     (6) Seller's interest in any trade names, if transferable, used in connection with the Property; and

  (Describe any exceptions, reservations, or restrictions in Paragraph 12 or an addendum.) (If the Property is a condominium, attach condominium addendum.)

3. SALES PRICE: At or before closing, Buyer will pay the following sales price for the Property:
  A.   Cash portion payable by Buyer at closing             $ 2,750,000.00
  B.   Sum of all financing described in Paragraph 4        $
  C.   Sales price (sum of 3A and 3B)                       $ 2,750,000.00

(TAR-1801) 10-18-05
Initialed for Identification by Buyer /s/ ESC and Seller  /s/ RPJ

Emerald Realty 3355 Cherry Ridge #202 San Antonio, TX 78230     SmokeyBones
Phone: (210) 341 - 7501      Fax: (210) 341 - 7561     Patrick Moore

    Produced with ZipForm  by RE FormsNet, LLC 18025 Fifteen Mile
            Road, Clinton Township, Michigan 48035 ww.zipform.com

 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232




 5. EARNEST MONEY:
   A. Not later than 3 days after the effective date, Buyer must deposit $25,000.00 as earnest money with Romey Jackson (escrow agent) at Fidelity National Title Company 8200 IH-10 W #318 San Antonio, TX 78230 (address). If Buyer fails to timely deposit the earnest money, Seller may terminate this contract by providing written notice to Buyer before Buyer deposits the earnest money and may exercise Seller's remedies under Paragraph 15.

   C. Buyer may instruct the escrow agent to deposit the earnest money in an interest-bearing account at a federally insured financial institution and to credit any interest to Buyer.

 6. TITLE POLICY, SURVEY, AND UCC SEARCH:

 A. Title Policy:
      (1)Seller, at Seller's expense, will furnish Buyer an Owner's Policy of Title Insurance (the title policy) issued by Fidelity National Title Company (title company) in the amount of the sales price, dated at or after closing, insuring Buyer against loss under the title policy, subject only to:
         (a) those title exceptions permitted by this contract or as may be approved by Buyer in writing; and
         (b) the standard printed exceptions contained in the promulgated form of title policy unless this contract provides otherwise.

      (2)The standard printed exception as to discrepancies, conflicts, or shortages in area and boundary lines, or any encroachments or protrusions, or any overlapping improvements:
      [X] (a) will not be amended or deleted from the title policy.
      [ ] (b) will be amended to read "shortages in areas" at the expense of
      [ ] Buyer  [ ] Seller.

      (3) Buyer may object to any restrictive covenants on the Property within the time required under Paragraph 6D.

      (4) Within 5 days after the effective date, Seller will order a commitment for title insurance (the commitment) including legible copies of recorded documents evidencing title exceptions. Seller authorizes the title company to deliver the commitment and related documents to Buyer at Buyer's address. Seller will deliver as soon as title company delivers to Seller.

(TAR-1801) 10-18-05
Initialed for Identification by   Buyer /s/ ESC and Seller  /s/ RPJ


 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232

B.  Survey: Within 10 days after the effective date:

[ ] (1) Buyer will obtain a survey of the Property at buyer's expense and deliver a copy of the survey to Seller. The survey must be made in accordance with the Texas Society of Professional Surveyors' standards for a Category 1A survey under the appropriate condition.

[ ] (2) Seller, at Seller's expense will furnish Buyer a survey of the Property dated after the effective date. The survey must be made in accordance with the Texas Society of Professional Surveyors' standards for a Category 1A survey under the appropriate condition.

[X] (3) Seller will deliver to Buyer and the title company a copy of Seller's existing survey of the Property dated



  D. Buyer's Objections to the Commitment, Survey, and UCC Search:

      (1)Within 10 days after Buyer receives the commitment, copies of the documents evidencing title exceptions, any required survey, and any required UCC search, Buyer may object to matters disclosed in the items if: (a)the matters disclosed constitute a defect or encumbrance to title to the real or personal property described in Paragraph 2 other than those permitted by this contract or liens that Seller will satisfy at closing or Buyer will assume at closing; or (b) the items show that any part of the Property lies in a special flood hazard area (an "A" or "V" zone as defined by FEMA). If Paragraph 6B(1) applies, Buyer is deemed to receive the survey on the earlier of:
         (i) the date Buyer actually receives the survey; or (ii)the deadline specified in Paragraph 6B.

      (2)Seller may, but is not obligated to, cure Buyer's timely objections within 15 days after Seller receives the objections. The closing date will be extended as necessary to provide such time to cure the objections. If Seller fails to cure the objections by the time required, Buyer may terminate this contract by providing written notice to Seller within 5 days after the time by which Seller must cure the objections. If Buyer terminates, the earnest money, less any independent consideration under Paragraph 7B(1), will be refunded to Buyer.

      (3)Buyer's failure to timely object or terminate under this Paragraph 6D is a waiver of Buyer's right to object except that Buyer will not waive the requirements in Schedule C of the commitment.

 7. PROPERTY CONDITION:

   A. Present Condition: Buyer accepts the Property in its present condition except that Seller, at Seller's expense, will complete the following before closing:


(TAR-1801) 10-18-05
Initialed for Identification by    Buyer /s/ ESC and Seller  /s/ RPJ

 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232

    B.Feasibility Period: Buyer may terminate this contract for any reason within 60 days after the effective date (feasibility period) by providing Seller written notice of termination. (Check only one box.)

   [X](1)If  Buyer terminates under this Paragraph 7B, the earnest  money will be refunded to Buyer less $100.00  that Seller will retain  as
        independent   consideration  for  Buyer's   unrestricted   right  to
        terminate. Buyer has tendered the independent consideration to Seller upon payment of the amount specified in Paragraph 5A to the escrow agent. The independent consideration is to be credited to the sales price only upon closing of the sale. If no dollar amount is stated in this Paragraph 7B(1) or if Buyer fails to timely deposit the earnest money, Buyer will not have the right to terminate under this Paragraph 7B.

    [ ] (2) Not later than 3 days after the effective date, Buyer must  pay
        Seller $     as independent consideration for Buyer's right to
        terminate by tendering such amount to Seller or Seller's agent. If Buyer terminates under this Paragraph 7B, the earnest money will be refunded to Buyer and Seller will retain the independent consideration. The independent consideration will be credited to the sales price only upon closing of the sale. IF NO DOLLAR AMOUNT IS STATED IN THIS PARAGRAPH 7B(2) OR IF BUYER FAILS TO TIMELY PAY THE INDEPENDENT CONSIDERATION, BUYER WILL NOT HAVE THE RIGHT TO TERMINATE UNDER THIS PARAGRAPH 7B.

    C.   Inspections, Studies, or Assessments:

      (1)During the feasibility period, Buyer, at Buyer's expense, may complete or cause to be completed any and all inspections, studies, or assessments of the Property (including all improvements and fixtures) desired by Buyer.
      (2)Seller, at Seller's expense, will turn on all utilities necessary for Buyer to make inspections, studies, or assessments.

      (4)Except for those matters that arise from the negligence of Seller or Seller's agents, Buyer is responsible for any claim, liability, encumbrance, cause of action, and expense resulting from Buyer's inspections, studies or assessments, including any property damage or personal injury. Buyer will indemnify, hold harmless, and defend Seller and Seller's agents against any claim involving a matter for which Buyer is responsible under this paragraph. J This paragraph survives termination of this contract.


    D. Property Information:

      (1)Delivery of Property Information: Within 10 days after the effective date, Seller will deliver to Buyer:

(TAR-1801) 10-18-05
Initialed for Identification by          Buyer /s/ ESC and Seller  /s/ RPJ


 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232

      [ ](d) copies of all notes and deeds of trust against the Property that Buyer will assume or that Seller will not pay in full on or before closing;
      [ ](e) copies of all current service, maintenance, and management agreements relating to the ownership and operation of the Property;
      [ ](f) copies of current utility capacity letters from the Property's water and sewer service provider;
      [ ](g) copies of all current warranties and guaranties relating to all or part of the Property;
      [ ](h) copies of fire, hazard, liability, and other insurance policies that currently relate to the Property;
      [ ](i) copies of all leasing or commission agreements that currently relate to all or part of the Property;
      [ ](j) a copy of the "as-built" plans and specifications and plat of the Property;
      [ ](k) copies of all invoices for utilities and repairs incurred by Seller for the Property in the 24 months immediately preceding the effective date;
      [ ](I) a copy of Seller's income and expense statement for the
             Property from to
      [X](m) copies of all previous environmental assessments, geotechnical reports, studies, or analyses made on or relating to the Property;
      [X](n) real & personal property tax statements for the Property for the previous 2 calendar years; and
      [ ](o)




      (2) Return of Property Information: If this contract terminates for any reason, Buyer will, not later than 10 days after the termination date: (a) return to Seller all those items described in Paragraph 7D(1) that Seller delivered to Buyer and all copies that Buyer made of those items; and (b) deliver copies of all inspection and assessment reports related to the Property that Buyer completed or caused to be completed. This Paragraph 7D(2) survives termination of this contract.

    E. Contracts Affecting Operations: Until closing, Seller: (1)will operate the Property in the same manner as on the effective date under reasonably prudent business standards; and (2) will not transfer or dispose of any part of the Property, any interest or right in the Property, or any of the personal property or other items described in Paragraph 2B or sold under this contract. After the feasibility period ends, Seller may not enter into, amend, or terminate any other contract that affects the operations of the Property without Buyer's written approval.


(TAR-1801) 10-18-05
Initialed for Identification by          Buyer /s/ ESC and Seller  /s/ RPJ


 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232

BROKERS

  A. The brokers to this sale are:


Mike Moore                              Hugh Ruggles
Cooperating Broker 0349914 License No.  Principal Broker  01143211 License No.

3355 Cherry Ridge suite 202             2500 Tanglewilde, suite 305
Address                                 Address

San Antonio, TX 78230                   Houston, TX 77063


(210)341-7501    (210)341-7561          (713)974-2288         (713)974-6503
phone            Fax                    Phone                  Fax

E-mail mmoore@emeraldreal.com           E-mail hruggles@texas-southwestgroup.
                                               com

Cooperating Broker represents          Principal Broker: (Check only one box)
buyer.                                 [X] represents Seller only.
                                       [ ] represents Buyer only.
                                       [ ] is an intermediary between
                                           Seller and Buyer.

Fees: (Check only one box.)

[ ] Seller will pay Principal Broker the fee specified by separate written commission agreement between Principal Broker and Seller. Principal Broker will pay Cooperating Broker the fee specified in the Agreement Between Brokers found below the parties' signatures to this contract.
[X] At the closing of this sale, Seller will pay:

    Cooperating Broker a total         Principal Broker a total
    cash fee of:                       cash fee of:

    [ ] 3.000 % of the sales price.   [X] 1. 000 % of the sales price.


The cash fees will be paid in Bexar County, Texas. Seller authorizes escrow agent to pay the brokers from the Seller's proceeds at closing.

NOTICE: Chapter 62, Texas Property Code, authorizes a broker to secure an earned commission with a lien against the Property.

   C. The parties may not amend this Paragraph 9 without the written consent of the brokers affected by the amendment.

10. CLOSING:

   A. The closing of the sale will be on or before   December 31, 2007
      or within 7 days after objections made under Paragraph 6D have been cured or waived, whichever date is later (the closing date).

(TAR-1801) 10-18-05
Initialed for Identification by          Buyer /s/ ESC and Seller  /s/ RPJ


 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232

    B. If either party fails to close by the closing date, the non-defaulting party may exercise the remedies in Paragraph 15.
    C. At closing, Seller will execute and deliver to Buyer, at Seller's expense, a general IA special warranty deed. The deed must include a vendor's lien if any part of the sales price is financed. The deed must convey good and indefeasible title to the Property and show no exceptions other than those permitted under Paragraph 6 or other provisions of this contract. Seller must convey the Property:
       (1) with no liens, assessments, or Uniform Commercial Code or other security interests against the Property which will not be satisfied out of the sales price, unless securing loans Buyer assumes;
       (2) without any assumed loans in default; and
       (3) with no persons in possession of any part of the Property as lessees, tenants at sufferance, or trespassers except tenants under the written leases assigned to Buyer under this contract.

    D. At closing, Seller, at Seller's expense, will also deliver to Buyer:
       (1) tax statements showing no delinquent taxes on the Property;
       (3) an assignment of all leases to or on the Property;
       (4) to the extent that the following items are assignable, an assignment to Buyer of the following items as they relate to the Property or its operations:
         (a) licenses and permits;
         (b) maintenance, management, and other contracts; and
         (c) warranties and guaranties;
       (6) evidence that the person executing this contract is legally capable and authorized to bind Seller;
       (7) an affidavit acceptable to the escrow agent stating that Seller is not a foreign person or, if Seller is a foreign person, a written authorization for the escrow agent to: (i) withhold from Seller's proceeds an amount sufficient to comply applicable tax law; and (ii) deliver the amount to the Internal Revenue Service together with appropriate tax forms; and
       (8) any notices, statements, certificates, affidavits, releases, and other documents required by this contract, the commitment, or law necessary for the closing of the sale and the issuance of the title policy, all of which must be completed and executed by Seller as necessary.

    E. At closing, Buyer will:
      (1) pay the sales price in good funds acceptable to the escrow agent;
      (2) deliver evidence that the person executing this contract is legally capable and authorized to bind Buyer;
      (3) sign and send to each tenant in the Property a written statement that:
       (a)acknowledges Buyer has received and is responsible for the tenant's security deposit; and
       (b)specifies the exact dollar amount of the security deposit;
      (4) sign an assumption of all leases then in effect; and
      (5) execute and deliver any notices, statements, certificates, or other documents required by this contract or law necessary to close the sale.

    F.Unless the parties agree otherwise, the closing documents will be as found in the basic forms in the current edition of the State Bar of Texas Real Estate Forms Manual without any additional clauses.

 11 POSSESSION: Seller will deliver possession of the Property to Buyer upon closing and funding of this sale in its present condition with any repairs Seller is obligated to complete under this contract, ordinary wear and tear excepted. Any possession by Buyer before closing or by Seller after closing that is not authorized by a separate written lease agreement is a landlord-tenant at sufferance relationship between the parties.

(TAR-1801) 10-18-05
Initialed for Identification by          Buyer /s/ ESC and Seller  /s/ RPJ


 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232


 12. SPECIAL PROVISIONS: (Identify exhibit if special provisions are contained in an attachment.) See Exhibit A



 13. SALES EXPENSES:
   A. Seller's Expenses: Seller will pay for the following at or before closing:
    (1) releases of existing liens, other than those liens assumed by Buyer, including prepayment penalties and recording fees;
    (2) release of Seller's loan liability, if applicable;
    (3) tax statements or certificates;
    (4) preparation of the deed and any bill of sale;
    (5) one-half of any escrow fee;
    (6) costs to record any documents to cure title objections that Seller must cure; and -

B. Buyer's Expenses: Buyer will pay for the following at or before closing:
    (1) all loan expenses and fees;
    (2) preparation fees of any deed of trust;
    (3) recording fees for the deed and any deed of trust;
    (4) premiums for flood and hazard insurance as may be required by Buyer's lender;
    (5) one-half of any escrow fee; and

 14. PRORATIONS:



 (A)  Prorations:

   (1) Interest on any assumed loan, taxes, rents and any expense reimbursements from tenants will be prorated through the closing date.
   (2) If Buyer assumes a loan or is taking the Property subject to an existing lien, Seller will transfer all reseve deposits held by the lender for the payment of taxes, insurance premiums, and other


(TAR-1801) 10-18-05
Initialed for Identification by          Buyer /s/ ESC and Seller  /s/ RPJ



 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232


        charges to Buyer at closing and Buyer will reimburse such amounts to Seller by an appropriate adjustment at closing.

   B. Rollback Taxes: If Seller changes the use of the Property before closing or if a denial of a special valuation on the Property claimed by Seller results in the assessment of additional taxes, penalties, or interest (assessments) for periods before closing, the assessments will be the obligation of Seller. If this sale or Buyer's use of the Property after closing results in additional assessments for periods before closing, the assessments will be the obligation of Buyer. This Paragraph 14B survives closing.

   C. Rent and Security Deposits: At closing, Seller will tender to Buyer all security deposits and the following advance payments received by Seller for periods after closing: prepaid expenses, advance rental payments, and other advance payments paid by tenants. Rents prorated to one party but received by the other party will be remitted by the recipient to the party to whom it was prorated within 5 days after the rent is received. This Paragraph 14C survives closing.

 15. DEFAULT:

   A. If Buyer fails to comply with this contract, Buyer is in default and Seller may:
      (1)terminate this contract and receive the earnest money as liquidated damages, thereby releasing the parties from this contract; or
      (2)enforce specific performance, or seek other relief as may be provided by law, or both.
   C. Except as provided in Paragraph 15B, if Seller fails to comply with this contract, Seller is in default and Buyer may:
      (1)terminate this contract and receive the earnest money, less any independent consideration under Paragraph 7B(1), as liquidated damages, thereby releasing the parties from this contract; or
      (2)enforce specific performance, or seek such other relief as may be provided by law, or both.

 16. CASUALTY LOSS AND CONDEMNATION:

     A.If any part of the Property is damaged or destroyed by fire or other casualty after the effective date, Seller must restore the Property to its previous condition as soon as reasonably possible and not later than the closing date. If, without fault, Seller is unable to do so, Buyer may:
       (1) terminate this contract and the earnest money, less any independent consideration under Paragraph 7B(1), will be refunded to Buyer;
       (2) extend the time for performance up to 15 days and closing will be extended as necessary; or
       (3) accept at closing: (i) the Property in its damaged condition;
           (ii) an assignment of any insurance proceeds Seller is entitled to receive along with the insurer's consent to the assignment; and
           (iii) a credit to the sales price in the amount of any unpaid deductible under the policy for the loss.

     B. If before closing, condemnation proceedings are commenced against any part of the Property, Buyer may:
        (1) terminate this contract by providing written notice to Seller within 15 days after Buyer is advised of the condemnation proceedings and the earnest money, less any independent consideration under Paragraph 7B(1), will be refunded to Buyer; or
        (2) appear and defend the condemnation proceedings and any award will, at Buyer's election, belong to: (a) Seller and the sales price will be reduced by the same amount; or (b) Buyer and the sales price will not be reduced.

(TAR-1801) 10-18-05
Initialed for Identification by          Buyer /s/ ESC and Seller  /s/ RPJ



 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232

  17. ATTORNEY'S FEES: If Buyer, Seller, any broker, or any escrow agent is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party is entitled to recover from the non-prevailing parties all costs of such proceeding and reasonable attorney's fees. This Paragraph 17 survives termination of this contract.

 18. ESCROW:

     A. At closing, the earnest money will be applied first to any cash down payment, then to Buyer's closing costs, and any excess will be refunded to Buyer.

     B. If both parties make written demand for the earnest money, escrow agent may require payment of unpaid expenses incurred on behalf of the parties and a written release of liability of escrow agent from all parties.

     C. If one party makes written demand for the earnest money, escrow agent will give notice of the demand by providing to the other party a copy of the demand. If escrow agent does not receive written objection to the demand from the other party within 15 days after the date escrow agent sent the demand to the other party, escrow agent may disburse the earnest money to the party making demand, reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and escrow agent may pay the same to the creditors.

     D. Escrow agent will deduct any independent consideration under Paragraph 7B(1) before disbursing any earnest money to Buyer and will pay the independent consideration to Seller.

     E. If escrow agent complies with this Paragraph 18, each party hereby releases escrow agent from all claims related to the disbursal of the earnest money.

     F. Notices under this Paragraph 18 must be sent by certified mail,return receipt requested. Notices to escrow agent are effective upon receipt by escrow agent.

 19. MATERIAL FACS: To the best of Seller's knowledge and belief:
     (Check only one box.)

 [ ] A. Seller is not aware of any material defects to the Property except as stated in the attached Property Condition Statement.
 [X] B. Except as otherwise provided in this contract,Seller is not aware of:
       (1) any subsurface: structures, pits, waste, springs, or improvements;
       (2) any pending or threatened litigation, condemnation, or assessment affecting the Property;
       (3) any environmental hazards or conditions that materially affect the Property;
       (4) whether the Property is or has been used for the storage or disposal of hazardous materials or toxic waste, a dump site or landfill, or any underground tanks or containers;
       (5) whether radon, asbestos containing materials, urea-formaldehyde foam insulation, lead-based paint, toxic mold (to the extent that it adversely affects the health of ordinary occupants), or other pollutants or contaminants of any nature now exist or ever existed on the Property;
       (6) any wetlands, as defined by federal or state law or regulation, on the Property;
       (7) any threatened or endangered species or their habitat on the Property;
       (8) any present or past infestation of wood-destroying insects in the Property's improvements;
       (9) any contemplated material changes to the Property or surrounding area that would materially and detrimentally affect the ordinary use of the Property;
      (10) any material physical defects in the improvements on the Property;
           or
      (11) any condition on the Property that violates any law or ordinance.

      (Describe any exceptions to (1)-(11) in Paragraph 12 or an addendum.)



(TAR-1801) 10-18-05
Initialed for Identification by          Buyer /s/ ESC and Seller  /s/ RPJ



 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232

 20.NOTICES: All notices between the parties under this contract must be in writing and are effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to the parties addresses or facsimile numbers stated in Paragraph 1. The parties will send copies of any notices to the broker representing the party to whom the notices are sent.
 [X]A. Seller also consents to receive any notices by e-mail at Seller's  e-
       mail  address stated in Paragraph 1. ID
 [X]B Buyer also consents to receive any notices by e-mail at Buyer's e-mail address stated in Paragraph 1.

 21.DISPUTE RESOLUTION: The parties agree to negotiate in good faith in an effort to resolve any dispute related to this contract that may arise.
    If the dispute cannot be resolved by negotiation, the parties will submit the dispute to mediation before resorting to arbitration or litigation and will equally share the costs of a mutually acceptable mediator. This paragraph survives termination of this contract. This paragraph does not preclude a party from seeking equitable relief from a court of competent jurisdiction.

 22.AGREEMENT OF THE PARTIES:

  A. This contract is binding on the parties, their heirs, executors, representatives, successors, and permitted assigns.

  B. This contract is to be construed in accordance with the laws of the State of Texas.

  C. This contract contains the entire agreement of the parties and may not be changed except in writing.

  D. If this contract is executed in a number of identical counterparts, each counterpart is an original and all counterparts, collectively, constitute one agreement.

  E. Addenda which are part of this contract are: (Check all that apply.)

   [X] (1) Property Description Exhibit identified in Paragraph 2;
   [ ] (2) Commercial Contract Condominium Addendum;
   [ ] (3) Commercial Contract Financing Addendum;
   [ ] (4) Commercial Property Condition Statement;
   [ ] (6) Notice to Purchaser of Real Property in a Water District (MUD);
   [ ] (7) Addendum for Coastal Area Property;
   [ ] (8) Addendum for Property Located Seaward of the Gulf Intracoastal
           Waterway; and
   [X] (9) Proof of Darden Lease Termination


      (Note: Counsel for the Texas Association of REALTORS (TAR) has determined that any of the foregoing addenda which are promulgated by the Texas Real Estate Commission (TREC) or published by TAR are appropriate for use with this form)

   F. Buyer may [X] only [ ] may not assign this contract to an affiliate of Buyer. If Buyer assigns this contract, Buyer will be relieved of any future liability under this contract only if the assignee assumes, in writing, all of Buyer's obligations under this contract.

 23. TIME: Time is of the essence in this contract. The parties require strict compliance with the times for performance. If the last day to perform under a provision of this contract falls on a Saturday, Sunday, or legal holiday, the time for performance is extended until the end of the next day which is not a Saturday, Sunday, or legal holiday.

 24. EFFECTIVE DATE: The effective date of this contract for the purpose of performance of all obligations is the date the escrow agent receipts this contract after all parties execute this contract.

(TAR-1801) 10-18-05
Initialed for Identification by          Buyer /s/ ESC and Seller  /s/ RPJ



 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232

25. ADDITIONAL NOTICES:

   A. Buyer should have an abstract covering the Property examined by an attorney of Buyer's selection, or Buyer should be furnished with or obtain a title policy.

   B. If the Property is situated in a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49, Texas Water Code, requires Seller to deliver and Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fees of the district before final execution of this contract.

   C. Notice Required by 13.257, Water Code: "The real property, described below, that you are about to purchase may be located in a certificated water or sewer service area, which is authorized by law to provide water or sewer service to the properties in the certificated area.
      If your property is located in a certificated area there may be special costs or charges that you will be required to pay before you can receive water or sewer service. There may be a period required to construct lines or other facilities necessary to provide water or sewer service to your property. You are advised to determine if the property is in a certificated area and contact the utility service provider to determine the cost that you will be required to pay and the period, if any, that is required to provide water or sewer service to your property. The undersigned purchaser hereby acknowledges receipt of the foregoing notice at or before the execution of a binding contract for the purchase of the real property described in the notice or at closing of purchase of the real property." The real property is described in Paragraph 2 of this contract.

   D. If the Property adjoins or shares a common boundary with the tidally influenced submerged lands of the state, 33.135, Texas Natural Resources Code requires a notice regarding coastal area property to be included as part of this contract.

   E. If the Property is located seaward of the Gulf Intracoastal, Waterway, 61.025, Texas Natural Resources Code, requires a notice regarding the seaward location of the Property to be included as part of this contract.

   F. If the Property is located outside the limits of a municipality, the Property may now or later be included in the extra-territorial jurisdiction (ETJ) of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and ETJ. To determine if the Property is located within a municipality's ETJ, Buyer should contact all municipalities located in the general proximity of the Property for further information.

   G. If apartments or other residential units are on the Property and the units were built before 1978, federal law requires a lead-based paint and hazard disclosure statement to be made part of this contract.

   H. Section 1958.154, Occupations Code requires Seller to provide Buyer a copy of any mold remediation certificate issued for the Property during the 5 years preceding the date the Seller sells the Property.

   I. Brokers are not qualified to perform property inspections, surveys, engineering studies, environmental assessments, or inspections to determine compliance with zoning, governmental regulations, or laws. Buyer should seek experts to perform such services. Selection of experts, inspectors, and repairmen is the responsibility of Buyer and not the brokers.

26. CONTRACT AS OFFER: The execution of this contract by the first party constitutes an offer to buy or sell the Property. Unless the other party accepts the offer by 5:00 p.m., in the time zone in which the Property is located, on November 2, 2007 the offer will lapse and become null and void.


(TAR-1801) 10-18-05
Initialed for Identification by          Buyer /s/ ESC and Seller  /s/ RPJ



 Commercial Contract - Improved Property concerning     14402 San Pedro Ave.
 San Antonio, TX 78232



 READ THIS CONTRACT CAREFULLY. THE BROKERS AND AGENTS MAKE NO REPRESENTATION OR RECOMMENDATION AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS DOCUMENT OR TRANSACTION. CONSULT YOUR ATTORNEY BEFORE SIGNING.


 Buyer: Prospertity Bank                Seller: /s/ Rober P Johnson

 By: /s/ Edward S Casseb                By:

 Printed Name: Edward Casseb            Printed Name: Robert P Johnson

 Title: President                       Title: President

 Buyer:                                 Seller:

 By:                                    By:

 Printed Name:                          Printed Name:

 Title:                                 Title:









                        EXHIBIT A

Representations and Covenants of Seller. (The following are deemed to be in addition to and supplemental to "Section 19. MATERIAL FACTS.")

Seller hereby represents to Purchaser that the facts recited below are true and accurate and will be true and accurate at Closing:

    (a) Seller has and will have at Closing good and indefeasible title, in fee simple to the Property, free and clear of all liens (except those to be satisfied with the Purchase Price at the Closing).

    (b) No Party except as set forth herein has or shall have any rights in or to acquire the Property except as reflected in the Title
Commitment.

    (c) Seller has no knowledge of any pending condemnation, liens, special assessments, or similar proceedings or charges affecting the Property by any governmental authority.

    (d) Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, or non-resident alien for purposes of US income taxation, pursuant to Section 1445 of the Internal Revenue
Code.

    (e) There are no leases affecting any portion of the Property and there are no options or contracts granting any rights to acquire any right, title or interest in any portion of the Property, except those listed in the Title Commitment.

    (f) Seller has not received any notice of any violation of any ordinance, regulation, law or statute of any government agency or instrumentality pertaining to the Property of any portion thereof which has not been complied with.
    (g) Seller has no knowledge of any action, suit, proceeding or claim affecting Seller or the Property, relating to or arising out of any lease, option or
contract   affecting  the  Property,  or  the   ownership,
operation, use or occupancy of the Property, pending or being prosecuted in any court or by or before any agency
or   other  governmental  instrumentality  nor,   to   the
knowledge of Seller, has any such action, suit, proceeding or claim been threatened or asserted. Seller has no knowledge of any proceeding pending or presently being prosecuted in connection with the assessed valuation or taxes of other impositions payable in respect of any portion of the Property.
     (h) To the Best of Seller's knowledge No work has been performed or is in progress by Seller at, and no materials have been furnished to, the Property which might give rise to mechanic's, materialman's or other liens against the Property.

     (i) To the best of Seller's knowledge, the property currently has utility service to its boundaries including water, wastewater, storm sewer, telephone, electric and
gas. The Property currently leas
     (j) To the best of seller knowledge The Property currently has cross access and easement rights and benefits providing pedestrian and vehicular access to and from the Property
     (k) If applicable, Seller agrees to execute any documents required by the controlling governing authority to replat or  rezone  the Property, provided, however,  that  Seller
shall   not  incur  any  liability  or  expense  in   such
replatting. The necessity to replat or rezone shall be determined by Purchaser in its sole discretion.

    Section 3.02 Environmental Matters. Seller warrants to the best of its knowledge that no underground storage tanks are located on the Property and that the Property is free from environmental or hazardous materials.
    Seller hereby agrees to indemnify Purchaser against any costs or damages, including reasonable attorney's fees, in connection with any environmental contamination on the Property resulting directly from actions of Seller prior to the Closing, or in connection with any breach of Seller's representations and warranties made in this
Section 3.02. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the provisions of this Section 3.02 shall survive the Closing.




                      EXHIBIT A-3

                           DESCRIPTION

Tract I:
2.041 acres, or 88,900 square feet, tract of land being all of Lot 10, Block 1, New City Block.17115, Brookhollow Subdivision, Unit 1, an addition to the City of Ban Antonio, Bexar County, Texan according to the map or plat thereof, recorded in, Volume 9540, Page 196, Deed and Plat Records of Bexar County, Texas. Said 2.041 -acres being further described by metes and bounds as follows:

BEGINNING At a found 1/2" iron rod, said point being the northwest corner of this tract and the southwest corner of Lot 11 of said Brookhollow
        Subdivision Unit 1, on the east right of way line of U.S. Highway 281 also known as San
        Pedro Avenue', a 300-foot right-of-way;

TRENCH; S 71 10'50" E, departing from the east right-of-way line of said U.S. Highway 281, along the north line of said Lot 10 a distance of 328.88 feet to a found 1/2" iron rod with cap marked
        "Vickery";

THENCE:S 18 49'10" W, along the east line of said Lot
        10 and the west line of Lot 9, of said
        Brookhollow Subdivision Unit-1, a distance of
        220.38 feet to a found lead plug & tack;

    THE  35  39'39"  W, along the east line  of  said
    NCE Lot  10  and the west line of Lot 9,  of  said
      : Brookhollow Subdivision Unit-1, a distance  of
       84.40  feet to a found 1/2" iron rod with  cap
       marked "Vickery" on the north right-of-way line Cetral Parkway North, a 60 foot right-of-way;


THENCE: S 54 20'21" W, along the north right-of-way line of Central Parkway North, a distance of
       6.43 feet to a set 1/2" iron rod with yellow cap marked "Pape-Dawson" at a point of curvature;

THENCE: Northwesterly, and westerly, with a curve to the left, said curve having a radius of 740.00 feet, a central angle of 18 34'09" a chord bearing and distance of N 63 37'26"W, 238.78 feet, and an arc length of 239.83 feet, along the north right-of-way line of said Central
       Parkway North to a set 1/2" iron rod with yellow cap marked "Pape-Dawson" at a point of tangency;

THENCE: N 72 54'30" W, along the north right-of-way line of said Central Parkway North, a distance of 10.46 feet to a set 1/2" iron rod with yellow cap marked "Pape-Dawson" at a point of curvature;

THENCE: Westerly, northwesterly, and northerly, along the north right-of-way line of said Central
       Parkway North, with a curve to the right, said curve having a radius of 45.00 feet, a central angle of 70 32'15"a chord bearing and distance of N 37 38'23" V, 51.97 feet, and an arc length of








                           DESRIPTION

55.40 feet to a found nail at a point of curvature;
THENCE: Northerly; along the east right-of-way line of said U.S. Highway 282, with a curve having radius of.10.00 feet, a central angle of 19
       28'36", a chord bearing and distance of N 07
       22'03"E, 3.38 feet, and an arc length of'3.40 feet to a found "+" in rock at a point of intersection of a non-tangent line;

THENCE: N 17 05'30"E, a distance of 236.29 feet to the POINT OP BEGINNING and containing 2.041 acres in the City of San Antonio, Bexar-County,
       Texas. .Said tract being described in
       accordance with a survey prepared by Pape-
       Dawson Engineers Inc.

Tract II:
Easement Estate created by that certain Declaration of Covenants, Restrictions and Easements by Orion Brookhollow
Developers, Ltd. dated March 12, 1998, filed for record on March 16, 1998 and recorded in Volume 7385, Page 469, Official
Public Records of Real Property of Bexar County, Texas

NOTE: THIS COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE
AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.